ESAB Corporation Announces Second Quarter 2026 Results

•Record total sales increased 12.9%, with core organic sales up 2.5%
•Core organic growth in both segments
•Closed Eddyfi ahead of schedule
•Updating 2026 outlook

North Bethesda, MD, August 6, 2026 -- ESAB Corporation (“ESAB” or the “Company”) (NYSE: ESAB), a focused premier industrial compounder, today announced financial results for the second quarter of 2026.

ESAB reported record second quarter sales of $808 million, an increase of 12.9% on a reported basis or an increase of 2.5% on a core organic growth basis before acquisitions and currency translation, as compared to the prior year quarter. ESAB also reported second quarter net income from continuing operations attributable to ESAB of $35 million or $0.54 diluted earnings per share and core adjusted net income of $83 million or $1.33 diluted earnings per share, down 1% on a year-over-year basis. Core adjusted EBITDA of $150 million rose 8.0% and core adjusted EBITDA margin decreased by 90 basis points on a year-over-year basis to 19.5%, reflecting transitory price/cost neutrality, and targeted commercial investments for equipment growth.

"ESAB delivered a record second quarter, with a solid return to organic growth in both regions, underscoring the strength of our platform even in a challenging macro environment. These results reflect the strength of our teams and the value of our unrivaled workflow solution that addresses our customers' most complex issues. Despite a challenging environment in the Middle East, our performance exceeded expectations, with particular strength in North America and Asia and a resilient Europe. We expect to mitigate the transitory cost inflation related to logistics and commodity price increases over the next few quarters," said Shyam P. Kambeyanda, ESAB President and CEO.

"We are also pleased to have closed our acquisition of Eddyfi one month ahead of schedule," Kambeyanda added. "This is a defining step in our strategy to extend our workflow solutions into compelling new adjacencies that shape ESAB into a higher-growth, higher-margin enterprise. Our performance this quarter reaffirms my full confidence in achieving our long-term financial targets as we continue to focus on organic growth, margin expansion, and deleveraging the business to create sustainable, long-term shareholder value."

Updating Full Year 2026 Outlook

ESAB has updated its full-year 2026 outlook, which now projects total core sales growth of 11.0% to 14.0%, an increase from the previous guidance of 6.0% to 9.0%. Within this growth, core organic sales remains 2.0% to 4.0%, while the contribution from M&A has been revised upward to approximately 9.0% from 4.0%, and the anticipated FX impact has remained the same with the prior range of 0.0% to 1.0%. Consequently, the company has raised its core adjusted EBITDA forecast to a range of $615 million to $625 million, up from the previous $575 million to $595 million, while the outlook for core adjusted EPS has been adjusted to a range of $5.40 to $5.50.

About ESAB Corporation

Founded in 1904, ESAB Corporation is a focused industrial compounder. The Company’s rich history of innovative products, workflow solutions and its business system ESAB Business Excellence (“EBXai”), enables the Company’s purpose of Shaping the world we imagineTM. ESAB Corporation is based in North Bethesda, Maryland and employs approximately 11,300 associates and serves customers in approximately 150 countries. To learn more, visit www.ESABcorporation.com.

Conference Call and Webcast

The Company will hold a conference call to discuss its second quarter 2026 results beginning at 8:00 a.m. Eastern on Thursday, August 6, 2026, which will be open to the public by calling +1-888-550-5302 (U.S. callers) and +1-646-960-0685 (International callers) and referencing the conference ID number 4669992 and through webcast via ESAB’s website www.ESABcorporation.com under the “Investors” section. Access to a supplemental slide presentation can also be found on ESAB's website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call. The Company’s quarterly report on Form 10-Q for the fiscal quarter ended July 3, 2026, filed August 6, 2026, is also available on ESAB’s website under the “Investors” section.

Non-GAAP Financial Measures and Other Adjustments

ESAB has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“non-GAAP”). ESAB presents some of these non-GAAP financial measures including and excluding Russia due to economic and political volatility caused by the war in Ukraine, which results in enhanced investor interest in this information. Core non-GAAP financial measures exclude Russia for the three and six months ended July 3, 2026 and July 4, 2025. These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, Core adjusted net income from continuing operations, adjusted EBITDA (earnings before interest, taxes, Restructuring and other related charges, acquisition transaction, due diligence and integration expenses, amortization of intangibles and fair value step up on acquired inventories, depreciation and other amortization and compensation expense related to the Performance Option Awards), Core adjusted EBITDA, organic sales, Core organic sales, adjusted free cash flow and ratios based on the foregoing measures. ESAB also provides adjusted EBITDA and adjusted EBITDA margin on a segment basis, as well as Core adjusted EBITDA and Core adjusted EBITDA margin on a segment basis.

Adjusted net income from continuing operations represents Net income from continuing operations attributable to ESAB Corporation, excluding Restructuring and other related charges, acquisition transaction, due diligence and integration expenses, amortization of intangibles and fair value step up on acquired inventories and compensation expense related to the Performance Option Awards. Adjusted net income, includes the tax effect of non-GAAP adjusting items at applicable tax rates and excludes the impact of discrete tax charges or gains in each period. ESAB also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations. Adjusted net income per diluted share from continuing operations is a calculation of adjusted net income from continuing operations over the weighted-average diluted shares outstanding. ESAB also presents Core adjusted net income from continuing operations and Core adjusted net income per share - diluted from continuing operations, which are subject to the same adjustments as Adjusted net income from continuing operations and Adjusted net income per diluted share from continuing operations, further removing the impact of Russia for the three and six months ended July 3, 2026 and July 4, 2025. We present the earnings per share-related non-GAAP measures on a basis that assumes the MCPS had already been converted as of the beginning of the applicable period (and accordingly also exclude the dividends accrued on the MCPS during such period, since such dividends would no longer be paid once the MCPS convert). We believe this presentation provides useful information to investors by helping them understand what the net impact will be on ESAB’s earnings per share - related measures once the MCPS convert into ESAB’s common stock.
Adjusted EBITDA excludes from Net income from continuing operations the effect of Income tax expense, Interest expense and other, net, Restructuring and other related charges, acquisition transaction, due diligence and integration expenses, amortization of intangibles and fair value step up on acquired inventories, depreciation and other amortization and compensation expense related to the Performance Option Awards. ESAB presents adjusted EBITDA margin, which is subject to the same adjustments as adjusted EBITDA. Further, ESAB presents these non-GAAP performance measures on a segment basis, which excludes the impact of Restructuring and other related charges, acquisition transaction, due diligence and integration expenses, amortization of intangibles and fair value step up on acquired inventories, depreciation and other amortization and compensation expense related to the Performance Option Awards from operating income. ESAB also presents Core adjusted EBITDA and Core adjusted EBITDA margin, which are subject to the same adjustments as Adjusted EBITDA and Adjusted EBITDA margin, respectively, further removing the impact of Russia for the three and six months ended July 3, 2026 and July 4, 2025.

ESAB presents organic sales, which excludes the impact of acquisitions and foreign exchange rate fluctuations and presents core organic sales, which further excludes the impact of the Russia business for the three and six months ended July 3, 2026 and July 4, 2025.

Adjusted free cash flow represents cash flows from operating activities excluding cash outflows related to discontinued operations and acquisition-related payments less purchases of property, plant and equipment.

These non-GAAP financial measures assist ESAB management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to unusual events or discrete restructuring plans and other initiatives that are fundamentally different from the ongoing productivity and core business of the Company.

ESAB management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including general risks and uncertainties such as market conditions, economic conditions, geopolitical events, changes in laws, regulations or accounting rules, fluctuations in interest rates, terrorism, wars or conflicts, major health concerns, natural disasters or other disruptions of expected business conditions. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks related to the impact of the war in Ukraine and the conflict in the Middle East and the resulting escalating geopolitical tensions; impact of supply chain disruptions; the impact of creditworthiness and financial viability of customers; impact of inflationary pressures, tariffs and trade policies, foreign exchange fluctuations and commodity prices; other impacts on the Company’s business and ability to execute business continuity plans; and the other factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 20, 2026, and the Form 10-Q for the quarterly period ended April 3, 2026 filed with the SEC on May 7, 2026, as well as other risks discussed in the Company’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

Investor Relations Contact:
Mark Barbalato
Vice President, Investor Relations
E-mail: investorrelations@esab.com
Phone: 1-301-323-9098

Media Contact:
Tilea Coleman
Vice President, Corporate Communications
E-mail: mediarelations@esab.com
Phone: 1-301-323-9092

ESAB CORPORATION
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Net sales	$807,627	$715,586	$1,553,224	$1,393,724
Cost of sales	500,416	449,539	970,901	872,475
Gross profit	307,211	266,047	582,323	521,249
Selling, general and administrative expense	210,169	155,563	384,641	296,421
Restructuring and other related charges	18,317	1,390	28,478	5,889
Operating income	78,725	109,094	169,204	218,939
Interest expense and other, net	30,623	20,999	56,200	37,781
Income from continuing operations before income taxes	48,102	88,095	113,004	181,158
Income tax expense	11,701	18,283	24,812	38,782
Net income from continuing operations	36,401	69,812	88,192	142,376
Loss from discontinued operations, net of taxes	(2,413)	(1,708)	(4,967)	(4,440)
Net income	33,988	68,104	83,225	137,936
Income attributable to noncontrolling interest, net of taxes	(1,634)	(1,221)	(3,227)	(3,690)
Net income attributable to ESAB Corporation	32,354	66,883	79,998	134,246
Mandatory convertible preferred stock dividends	(1,390)	—	(1,390)	—
Net income attributable to common stockholders	$30,964	$66,883	$78,608	$134,246
Earnings (loss) per share – basic
Income from continuing operations	$0.54	$1.13	$1.36	$2.28
Loss on discontinued operations	(0.04)	(0.03)	(0.08)	(0.07)
Net income per share – basic	$0.50	$1.10	$1.28	$2.21
Earnings (loss) per share – diluted
Income from continuing operations	$0.54	$1.12	$1.35	$2.26
Loss on discontinued operations	(0.04)	(0.03)	(0.08)	(0.07)
Net income per share – diluted	$0.50	$1.09	$1.27	$2.19

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended(1)		Six Months Ended(1)
	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Adjusted Net Income
Net income from continuing operations (GAAP)	$36.4	$69.8	$88.2	$142.4
Income attributable to noncontrolling interest, net of taxes	(1.6)	(1.2)	(3.2)	(3.7)
MCPS dividends	(1.4)	—	(1.4)	—
Net income from continuing operations attributable to ESAB Corporation (GAAP)	33.4	68.6	83.6	138.7
Restructuring and other related charges – pretax(2)	18.3	1.4	28.5	5.9
Acquisition-amortization and other related charges – pretax(3)	41.3	21.6	68.9	31.2
Performance option awards compensation expense(4)	0.7	—	0.7	—
Tax effect on above items(5)	(14.8)	(5.3)	(23.7)	(8.8)
Discrete tax adjustments(6)	3.8	—	3.8	—
MCPS dividends assuming "if-converted" method(7)	1.4	—	1.4	—
Adjusted net income from continuing operations (non-GAAP)	84.1	86.3	163.1	166.9
Adjusted net income from continuing operations attributable to Russia (non-GAAP)(8)	(1.3)	(2.3)	0.2	(6.0)
Core adjusted net income from continuing operations (non-GAAP)	$82.8	$84.0	$163.2	$160.9
Adjusted net income margin from continuing operations	10.4%	12.0%	10.5%	12.0%

Adjusted Net Income Per Share
Net income per share – diluted from continuing operations (GAAP)	$0.54	$1.12	$1.35	$2.26
Restructuring and other related charges – pretax(2)	0.29	0.02	0.46	0.10
Acquisition-amortization and other related charges – pretax(3)	0.66	0.35	1.12	0.51
Performance option awards compensation expense(4)	0.01	—	0.01	—
Tax effect on above items(5)	(0.24)	(0.09)	(0.38)	(0.14)
Discrete tax adjustments(6)	0.06	—	0.06	—
MCPS dividends assuming "if-converted" method(7)	0.02	—	0.02	—
Adjusted net income per share – diluted from continuing operations (non-GAAP)	1.35	1.40	2.64	2.72
Adjusted net income per share – diluted from continuing operations attributable to Russia (non-GAAP)(8)	(0.02)	(0.04)	—	(0.10)
Core adjusted net income per share – diluted from continuing operations (non-GAAP)	$1.33	$1.36	$2.64	$2.62
__________
(1) Numbers may not sum due to rounding.
(2) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, impairment of long-lived assets, costs associated with disposing of discontinued products and other costs in connection with the closure and optimization of facilities and product lines.
(3) Includes transaction, diligence and integration expenses totaling $24.8 million and $35.1 million for the three and six months ended July 3, 2026, respectively, and $12.8 million and $14.2 million for the three and six months ended July 4, 2025, respectively. Additionally, it includes amortization of intangibles and fair value step up on acquired inventories totaling $16.5 million and $29.0 million for the three and six months ended July 3, 2026, respectively, and $8.8 million and $17.0 million for the three and six months ended July 4, 2025, respectively. Additionally, includes $4.8 million of bridge loan commitment fees related to the Eddyfi Technologies acquisition for the six months ended July 3, 2026.
(4) Represents the impact of the Performance Option Awards granted in June and July 2026. These awards were non-cash, one-time, non-recurring grants with a different structure and size than the Company’s annual equity compensation program.
(5) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. ESAB estimates the tax effect of each adjustment by applying ESAB’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment. The MCPS dividends are not tax deductible and therefore the tax effect of the adjustments reflected in the table above does not include any tax impact of the MCPS dividends.
(6) For 2026, discrete adjustments relate to tax effects from the Eddyfi transaction.
(7) In June 2026, the Company issued $175.0 million in aggregate liquidation preference of the MCPS. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 6.50% on the liquidation preference of $1,000 per share. Unless earlier converted, each share of MCPS will automatically convert on approximately June 2029 into between 7.1806 and 8.2576 shares of ESAB's common stock, subject to further anti-dilution adjustments. The number of shares of ESAB's common stock issuable on conversion of the MCPS will be determined based on the volume weighted average price ("VWAP") per share of the Company's common stock over the 20 consecutive trading day period commencing on, and including, the 21st scheduled trading day immediately preceding the final dividend payment date. For the purposes of calculating adjusted net income per share, the Company has excluded the paid and anticipated MCPS cash dividends and assumed the 'if-converted' method of share dilution (the incremental shares of common stock deemed outstanding applying the 'if-converted' method of calculating share dilution are referred to as the 'Converted Shares'). Under this method, approximately 0.5 million and 0.3 million Converted Shares were included in weighted average diluted shares outstanding for the three and six months ended July 3, 2026, respectively. We believe this presentation provides useful information to investors by helping them understand what the net impact will be on ESAB’s earnings per share - related measures once the MCPS convert into ESAB’s common stock.
(8) Numbers calculated following the same definition as Adjusted net income from continuing operations for total Company.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)

	Three Months Ended July 3, 2026(1)			Six Months Ended July 3, 2026(1)
	Americas	EMEA & APAC	Total	Americas	EMEA & APAC	Total
Net income from continuing operations (GAAP)			$36.4			$88.2
Income tax expense			11.7			24.8
Interest expense and other, net			30.6			56.2
Operating income (GAAP)	$22.5	$56.2	$78.7	$57.7	$111.5	$169.2
Adjusted to add
Restructuring and other related charges(2)	18.3	—	18.3	27.3	1.2	28.5
Acquisition-amortization and other related charges(3)	18.2	23.1	41.3	25.9	38.3	64.1
Depreciation and other amortization	4.7	7.6	12.3	9.0	16.5	25.5
Performance option awards compensation expense(4)	0.3	0.4	0.7	0.3	0.4	0.7
Adjusted EBITDA (non-GAAP)	64.0	87.3	151.4	120.0	167.9	287.9
Adjusted EBITDA attributable to Russia (non-GAAP)(5)	—	1.8	1.8	—	2.5	2.5
Core adjusted EBITDA (non-GAAP)	$64.0	$85.5	$149.6	$120.0	$165.4	$285.5
Adjusted EBITDA margin (non-GAAP)	20.3%	17.8%	18.7%	19.9%	17.7%	18.5%
Core adjusted EBITDA margin (non-GAAP)(6)	20.3%	19.0%	19.5%	19.9%	18.8%	19.3%
__________
(1) Numbers may not sum due to rounding.
(2) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, impairment of long-lived assets, costs associated with disposing of discontinued products and other costs in connection with the closure and optimization of facilities and product lines.
(3) Includes transaction, diligence and integration expenses totaling $24.8 million and $35.1 million for the three and six months ended July 3, 2026, respectively, and amortization of intangibles and fair value step up on acquired inventories totaling $16.5 million and $29.0 million for the three and six months ended July 3, 2026, respectively.
(4) Represents the impact of the Performance Option Awards granted in June and July 2026. These awards were non-cash, one-time, non-recurring grants with a different structure and size than the Company’s annual equity compensation program.
(5) Numbers calculated following the same definition as Adjusted EBITDA for total Company.
(6) Net sales were $41.4 million and $72.5 million relating to Russia for the three and six months ended July 3, 2026, respectively.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)

	Three Months Ended July 4, 2025(1)			Six Months Ended July 4, 2025(1)
	Americas	EMEA & APAC	Total	Americas	EMEA & APAC	Total
Net income from continuing operations (GAAP)			$69.8			$142.4
Income tax expense			18.3			38.8
Interest expense and other, net			21.0			37.8
Operating income (GAAP)	$42.4	$66.7	$109.1	$85.7	$133.3	$218.9
Adjusted to add
Restructuring and other related charges(2)	0.5	0.9	1.4	2.2	3.7	5.9
Acquisition-amortization and other related charges(3)	10.0	11.5	21.6	15.7	15.5	31.2
Depreciation and other amortization	3.8	7.6	11.4	7.7	13.6	21.4
Adjusted EBITDA (non-GAAP)	56.8	86.7	143.5	111.3	166.1	277.4
Adjusted EBITDA attributable to Russia (non-GAAP)(4)	—	5.0	5.0	—	11.0	11.0
Core adjusted EBITDA (non-GAAP)	$56.8	$81.7	$138.5	$111.3	$155.1	$266.4
Adjusted EBITDA margin (non-GAAP)	20.1%	20.0%	20.1%	19.8%	20.0%	19.9%
Core adjusted EBITDA margin (non-GAAP)(5)	20.1%	20.6%	20.4%	19.8%	20.4%	20.1%
(1) Numbers may not sum due to rounding.
(2) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, impairment of long-lived assets and other costs in connection with the closure and optimization of facilities and product lines.
(3) Includes transaction, diligence and integration expenses totaling $12.8 million and $14.2 million for the three and six months ended July 4, 2025, respectively, and amortization of intangibles and fair value step up on acquired inventories totaling $8.8 million and $17.0 million for the three and six months ended July 4, 2025, respectively.
(4) Numbers calculated following the same definition as Adjusted EBITDA for total Company.
(5) Net sales were $37.1 million and $68.4 million relating to Russia for the three and six months ended July 4, 2025, respectively.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Change in Net Sales
Dollars in millions
(Unaudited)

	Net Sales(1)
	Americas		EMEA & APAC		Total
	$	Change %	$	Change %	$	Change %
For the three months ended July 4, 2025	$282.7		$432.9		$715.6
Components of Change:
Existing businesses (organic sales)(2)	13.9	4.9%	4.0	0.9%	17.9	2.5%
Acquisitions(3)	9.6	3.4%	46.0	10.6%	55.5	7.8%
Foreign currency translation(4)	9.7	3.4%	8.9	2.1%	18.6	2.6%
Total Net sales growth	33.2	11.7%	58.9	13.6%	92.0	12.9%
For the three months ended July 3, 2026	$315.9		$491.7		$807.6
(1) Numbers may not sum due to rounding.
(2) Excludes the impact of acquisitions and foreign exchange rate fluctuations, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(3) Represents the incremental sales in comparison to the portion of the prior period during which we did not own the business.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Core Sales(1)(5)
	Americas		EMEA & APAC		Total
	$	Change %	$	Change %	$	Change %
For the three months ended July 4, 2025	$282.7		$395.7		$678.5
Components of Change:
Existing businesses (core organic sales)(2)	13.9	4.9%	2.8	0.7%	16.8	2.5%
Acquisitions(3)	9.6	3.4%	46.0	11.6%	55.5	8.2%
Foreign currency translation(4)	9.7	3.4%	5.9	1.5%	15.5	2.3%
Total Core sales growth	33.2	11.7%	54.6	13.8%	87.8	12.9%
For the three months ended July 3, 2026	$315.9		$450.4		$766.3
(1) Numbers may not sum due to rounding.
(2) Excludes the impact of acquisitions and foreign exchange rate fluctuations, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(3) Represents the incremental sales in comparison to the portion of the prior period during which we did not own the business.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.
(5) Represents sales excluding Russia for the three months ended July 3, 2026 and July 4, 2025.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Change in Net Sales
Dollars in millions
(Unaudited)

	Net Sales(1)
	Americas		EMEA & APAC		Total
	$	Change %	$	Change %	$	Change %
For the six months ended July 4, 2025	$563.4		$830.3		$1,393.7
Components of Change:
Existing businesses (organic sales)(2)	11.8	2.1%	(6.5)	(0.8)%	5.3	0.4%
Acquisitions(3)	9.6	1.7%	88.8	10.7%	98.3	7.1%
Foreign currency translation(4)	19.5	3.5%	36.4	4.4%	55.9	4.0%
Total Net sales growth	40.9	7.3%	118.6	14.3%	159.5	11.4%
For the six months ended July 3, 2026	$604.2		$949.0		$1,553.2
(1) Numbers may not sum due to rounding.
(2) Excludes the impact of acquisitions and foreign exchange rate fluctuations, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(3) Represents the incremental sales in comparison to the portion of the prior period during which we did not own the business.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Core Sales(1)(5)
	Americas		EMEA & APAC		Total
	$	Change %	$	Change %	$	Change %
For the six months ended July 4, 2025	$563.4		$761.9		$1,325.3
Components of Change:
Existing businesses (core organic sales)(2)	11.8	2.1%	(2.5)	(0.3)%	9.3	0.7%
Acquisitions(3)	9.6	1.7%	88.8	11.7%	98.3	7.4%
Foreign currency translation(4)	19.5	3.5%	28.3	3.7%	47.8	3.6%
Total Core sales growth	40.9	7.3%	114.6	15.0%	155.4	11.7%
For the six months ended July 3, 2026	$604.2		$876.5		$1,480.8
(1) Numbers may not sum due to rounding.
(2) Excludes the impact of acquisitions and foreign exchange rate fluctuations, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(3) Represents the incremental sales in comparison to the portion of the prior period during which we did not own the business.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.
(5) Represents sales excluding Russia for the six months ended July 3, 2026 and July 4, 2025.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Adjusted Free Cash Flow
Dollars in millions
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Net cash provided by operating activities (GAAP)	$33.4	$46.6	$80.3	$82.0
Purchases of property, plant and equipment (GAAP)	(17.7)	(9.2)	(31.4)	(16.5)
Payments related to discontinued operations	7.5	4.9	11.8	7.2
Acquisition-related payments(1)	18.2	4.0	20.2	4.0
Adjusted free cash flow (non-GAAP)(2)	$41.4	$46.4	$80.9	$76.8
(1) Represents payments related to due diligence, transaction and other related costs.
(2) Numbers may not sum due to rounding.

ESAB CORPORATION
2026 Outlook
Dollars in millions, except per share amounts
(Unaudited)

ESAB 2026 Outlook
	Previous Guidance(1)	New Guidance
2025 Core net sales	$2,700.4	$2,700.4
Organic growth	2.0% - 4.0%	2.0% - 4.0%
Acquisitions	~4.0%	~9.0%
Currency	0.0% - 1.0%	0.0% - 1.0%
2026 Core net sales growth range	6.0% - 9.0%	11.0% - 14.0%

2025 Core adjusted EBITDA	$540.0	$540.0
2026 Core adjusted EBITDA range	$575 - $595	$615 - $625

2025 Core adjusted EPS	$5.27	$5.27
2026 Core adjusted EPS range	$5.70 - $5.90	$5.40 - $5.50
__________
(1) Excludes any impact from the Eddyfi acquisition or its related financing.

ESAB CORPORATION
CONSOLIDATED AND CONDENSED BALANCE SHEETS
Dollars in thousands, except share and per share amounts
(Unaudited)

	July 3, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$217,491	$185,863
Trade receivables, less allowance for credit losses of $22,538 and $21,765	554,147	451,298
Inventories, net	581,541	481,765
Prepaid expenses	84,482	66,103
Other current assets	90,802	76,876
Total current assets	1,528,463	1,261,905
Property, plant and equipment, net	389,848	381,876
Goodwill	2,746,209	1,949,702
Intangible assets, net	1,372,088	673,006
Lease assets - right of use	143,382	113,310
Other assets	382,621	386,295
Total assets	$6,562,611	$4,766,094

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of debt	$5,940	$2,412
Accounts payable	407,428	360,391
Accrued liabilities	365,639	301,986
Total current liabilities	779,007	664,789
Long-term debt	2,391,350	1,232,540
Other liabilities	808,037	657,236
Total liabilities	3,978,394	2,554,565
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized:
6.50% Series A Mandatory Convertible Preferred Stock , 175,000 shares issued and outstanding at July 3, 2026; no shares issued or outstanding at December 31, 2025	171,097	—
Common stock - $0.001 par value - 600,000,000 shares authorized, 62,167,669 and 60,721,079 shares outstanding as of July 3, 2026 and December 31, 2025, respectively	62	61
Additional paid-in capital	2,049,885	1,904,889
Retained earnings	865,809	800,806
Accumulated other comprehensive loss	(548,172)	(539,716)
Total ESAB Corporation equity	2,538,681	2,166,040
Noncontrolling interest	45,536	45,489
Total equity	2,584,217	2,211,529
Total liabilities and equity	$6,562,611	$4,766,094

ESAB CORPORATION
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
Dollars in thousands
(Unaudited)

	Six Months Ended
	July 3, 2026	July 4, 2025
Cash flows from operating activities:
Net income	$83,225	$137,936
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other impairment charges	51,736	36,846
Net gain on sale of property, plant and equipment	(60)	(5,703)
Stock-based compensation expense	10,382	9,900
Deferred income tax benefit	(15,183)	(6,761)
Amortization of debt issuance costs	7,304	1,255
Changes in operating assets and liabilities:
Trade receivables, net	(39,541)	(49,161)
Inventories, net	(51,522)	(37,407)
Accounts payable	36,345	23,183
Other operating assets and liabilities	(2,348)	(28,051)
Net cash provided by operating activities	80,338	82,037
Cash flows from investing activities:
Purchases of property, plant and equipment	(31,448)	(16,474)
Proceeds from sale of property, plant and equipment	359	4,732
Acquisitions, net of cash received	(1,469,372)	(86,252)
Other investing	—	(500)
Net cash used in investing activities	(1,500,461)	(98,494)
Cash flows from financing activities:
Proceeds from issuance of Preferred Stock, net	171,097	—
Proceeds from issuance of Common Stock, net	139,796	—
Proceeds from borrowings on Senior Notes	1,000,000	—
Repayments of borrowings on Term Loans	—	(5,000)
Proceeds from borrowings on revolving credit facilities and other	904,267	8,674
Repayments of borrowings on revolving credit facilities and other	(730,816)	—
Payment of debt issuance costs	(17,813)	—
Payment of dividends	(12,201)	(9,729)
Distributions to noncontrolling interest holders	(1,117)	(1,174)
Other financing	(5,198)	(12,418)
Net cash provided by (used in) financing activities	1,448,015	(19,647)
Effect of foreign exchange rates on Cash and cash equivalents	3,736	44,969
Increase in Cash and cash equivalents	31,628	8,865
Cash and cash equivalents, beginning of period	185,863	249,358
Cash and cash equivalents, end of period	$217,491	$258,223